Exhibit 10.1
FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND AMENDMENT TO REIMBURSEMENT AGREEMENT
          This Amendment, dated as of January 27, 2006, is made by and between ZILA NUTRACEUTICALS, INC., an Arizona corporation (“ZN”), ZILA BIOTECHNOLOGY, INC., an Arizona corporation (“ZB”), ZILA PHARMACEUTICALS, INC., a Nevada corporation (“ZP”), ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation (“ZS”), (collectively, jointly and severally the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its WELLS FARGO BUSINESS CREDIT operating division (the “Lender”).
Recitals
          The Borrower and the Lender are parties to a Credit and Security Agreement dated as of February 6, 2004, as amended from time to time (the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.
          ZN (successor by merger to Oxycal Laboratories, Incorporated) and Lender are the parties to that certain Reimbursement Agreement dated as of February 4, 2004 (the “Reimbursement Agreement”).
          The Borrower as to the Credit Agreement, and ZN, as to the Reimbursement Agreement, have requested that certain amendments be made to said agreements, which the Lender is willing to make pursuant to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:
          1. Credit Agreement Amendments. The Credit Agreement is hereby amended as follows:
               (a) The definition of “Borrowing Base” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:
“Borrowing Base” means at any time the lesser of:
(a) the Maximum Line; or
(b) subject to change from time to time in the Lender’s sole discretion, the lesser of (A) 70% of Eligible Accounts or (B) $10,000,000.00.
               (b) The definition of “Floating Rate” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:
“Floating Rate” means an annual interest rate equal to the sum of the Base Rate plus three percent (3.0%), which interest rate shall change when and as the Base Rate changes.

               (c) Section 2.11(c) of the Credit Agreement is hereby deleted and replaced as follows:
     (c) Letter of Credit Fees. The Borrower agrees to pay the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of four and one-half percent (4.5%) of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the “Aggregate Face Amount”), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such fee shall increase to seven and one-half percent (7.5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.
               (d) Section 2.11(e) of the Credit Agreement is hereby deleted and replaced as follows:
     (e) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) two percent (2.0%) if the termination or reduction occurs on or before January 31, 2007; and (B) one percent (1.0%) if the termination or reduction occurs after January 31, 2007.
               (e) Effective December 31, 2005, Sections 6.2(a) through 6.2(c) are hereby deleted and replaced as follows:

(a) Quarterly Net Worth. The Borrower covenants that as of July 31, 2005, 2005, the Guarantor had a Book Net Worth of not less than $51,721,950. The Borrower covenants that, commencing with the fiscal quarter ending October 31, 2005 and continuing each quarter thereafter, the Guarantor shall not achieve a Book Net Worth decrease of more than the amounts set forth below as measured from the last day of the immediately preceding fiscal year.

Quarter Ending	Maximum Net Worth Decrease
October 31, 2005	($ 7,820,000.00)
January 31, 2006	($14,500,000.00)
April 30, 2006	($17,500,000.00)
July 31, 2006	($20,500,000.00)
(b) Monthly Net Worth. The Borrower covenants that commencing with the month ending August 30, 2005 and continuing on the last day of each month thereafter, the Guarantor’s Book Net Worth as of the last day of each such month shall not be less than the amounts set forth below:

August, 2005 through October, 2005	$44,000,000.00
November, 2005 through January, 2006	$37,222,000.00
February, 2006 through April, 2006	$34,222,000.00
May, 2006 through July, 2006	$31,222,000.00
(c) Capital Expenditures. The Borrower and the Guarantor together will not incur or contract to incur Capital Expenditures of more than $1,500,000.00 in the aggregate during 2006 fiscal year.
               (f) There is hereby added a new Section 7.1(r) to the Credit Agreement, which provides as follows:
     (r) The Premises has not been sold on or before March 31, 2006 and the Borrower has failed to increase the value of the securities held in Wells Fargo Brokerage Services, LLC account no. 12781647 to not less than $1,000,000.00.
               (g) There is hereby added a new Section 7.1(s) to the Credit Agreement, which provides as follows:

     (s) The Borrower shall sell the Premises and fail to provide Lender with a Landlord’s Disclaimer and Consent (and Memorandum thereof) in form and substance satisfactory to the Lender.
               (h) Exhibit B of the Credit Agreement is hereby deleted and replaced with Exhibit B attached hereto.
          2. Reimbursement Agreement Amendments. The Reimbursement Agreement is hereby amended as follows:
               (a) The phrase “one and one-half percent (1.5%)” contained in the definition of “Facility Fee” contained in Section 1.1 of the Reimbursement Agreement is hereby deleted and replaced with the phrase “four and one-half percent (4.5%)”.
               (b) There is hereby added a new Section 2.2(c) to the Reimbursement Agreement which provides as follows:
     (c) If the Letter of Credit is terminated or cancelled at any time on or before January 31, 2007, the Borrower shall pay to the Lender a termination fee in an amount equal to two percent (2.0%) of the Available Amount. If the Letter of Credit is terminated or cancelled at any time after January 31, 2007, the Borrower shall pay to the Lender a termination fee in an amount equal to one percent (1.0%) of the Available Amount.
          3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.
          4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:
               (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor and Subordinated Creditor.
               (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of February 6, 2004 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of February 6, 2004, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

               (c) Such other matters as the Lender may require.
          5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
               (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.
               (b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.
               (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.
          6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
          7. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.
          8. Release. The Borrower and each Guarantor by signing the Acknowledgment and Agreement of Guarantor each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.
          9. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $50,000.00 in consideration of the Lender’s execution and delivery of this amendment.

          10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee detailed in Section 9 above.
          11. Miscellaneous. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ZILA NUTRACEUTICALS, INC., an Arizona
corporation

By	/s/ Andrew A. Stevens

Its Vice President

ZILA BIOTECHNOLOGY, INC., an Arizona
corporation

By	/s/ Andrew A. Stevens

Its Vice President

ZILA PHARMACEUTICALS, INC., a Nevada
corporation

By	/s/ Andrew A. Stevens

Its Vice President

ZILA SWAB TECHNOLOGIES, INC., an
Arizona corporation

By	/s/ Andrew A. Stevens

Its Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, acting through its Wells Fargo
Business Credit operating division

By	/s/ Darcy Della Flora

Its Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
          The undersigned, a guarantor of the indebtedness of the Borrower, as defined above (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Guaranty dated as of February 6, 2004 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

ZILA, INC., a Delaware corporation

By	/s/ Andrew A. Stevens

Its Vice President

Exhibit B to Credit and Security Agreement
Compliance Certificate

To:

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

Date:	, 2006

Subject:	ZILA NUTRACEUTICALS, INC., an Arizona corporation, ZILA BIOTECHNOLOGY, INC., an Arizona corporation, ZILA PHARMACEUTICALS, INC., a Nevada corporation, ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation

Financial Statements
In accordance with our Credit and Security Agreement dated as of February 6, 2004 (the “Credit Agreement”), attached are the financial statements of ZILA NUTRACEUTICALS, INC., an Arizona corporation, ZILA BIOTECHNOLOGY, INC., an Arizona corporation, ZILA PHARMACEUTICALS, INC., a Nevada corporation, ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation (collectively, jointly and severally the “Borrower”), as of and for                                         ,                        (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.
          I certify (as an officer of the Borrower, but not in my personal capacity) that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition and the results of its operations as of the date thereof.
Events of Default. (Check one):
☐ The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.
☐ The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.10(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.
I hereby certify to the Lender as follows:
☐ The Reporting Date does not mark the end of one of the Borrower’s fiscal quarters, hence I am completing only paragraph                      below.
     ☐ The Reporting Date marks the end of one of the Borrower’s fiscal quarters, hence I am completing all paragraphs below except paragraph                     .

☐ The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below.
Financial Covenants. I further hereby certify that (as an officer of the Borrower, but not in my personal capacity) the Borrower is in compliance with the covenants set forth in Section 6(a) through (c) of the Agreement, except as indicated below. The calculations made to determine compliance are as follows:
Covenant 6.2(a) Quarterly Net Worth

	Maximum Net Worth
Quarter Ending	Decrease	Actual
October 31, 2005	($ 7,820,000.00)
January 31, 2006	($14,500,000.00)
April 30, 2006	($17,500,000.00)
July 31, 2006	($20,500,000.00)
Covenant 6.2(b) Monthly Net Worth

	Minimum Net Worth
Month Ending	Required	Actual
August, 2005 through October, 2005	$44,000,000.00
November, 2005 through January, 2006	$37,222,000.00
February, 2006 through April, 2006	$34,222,000.00
May, 2006 through July, 2006	$31,222,000.00

Covenant 6.2(c) Capital Expenditures

	Maximum Allowable Capital
Year	Expenditures	Actual
2006	$1,500,000.00
     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.

ZILA NUTRACEUTICALS, INC., an Arizona
corporation

By

Its

ZILA BIOTECHNOLOGY, INC., an Arizona
corporation

By

Its

ZILA PHARMACEUTICALS, INC., a Nevada
corporation

By

Its

ZILA SWAB TECHNOLOGIES, INC., an
Arizona corporation

By

Its